Exhibit 99.1

Solar Capital Announces First Quarter Financial Results; NAV Increase of 3% to $22.68; Declares $0.60 Dividend

NEW YORK--(BUSINESS WIRE)--May 1, 2012--Solar Capital Ltd (NASDAQ: SLRC), today reported earnings of $46.2 million, or $1.26 per share, and net investment income of $21.1 million, or $0.58 per share, for the quarter ended March 31, 2012. Net asset value (NAV) per share was $22.68, a 3% increase from December 31, 2011. Solar Capital also announced that its Board of Directors has declared a second quarter dividend of $0.60 per share, payable on July 3, 2012 to stockholders of record on June 19, 2012. The Company expects the dividend to be paid from taxable earnings with specific tax characteristics reported to stockholders after the end of the 2012 calendar year.

Balance Sheet Highlights
($ in millions, except per share amounts)
	March 31,	December 31,
	2012	2011
Investment Portfolio	$1,008.5	$1,045.0
Total Assets	$1,059.8	$1,079.4
Net Assets	$830.1	$805.9

NAV per share	$22.68	$22.02

Investment Portfolio Composition:
Senior Secured Loans	$407.9	$412.4
Subordinated Debt	$528.3	$546.9
Equity Investments	$72.3	$85.8

Weighted Average Portfolio Statistics:
Yield on Fair Value	14.3%	14.2%
Yield on Cost	13.5%	13.2%
Income Highlights
($ in millions)

	Three Months ended March 31, 2012	Three Months ended March 31, 2011

Investment Income	$36.3	$32.3

Net Investment Income (NII)	$21.1	$19.2
Net Realized and Unrealized Gain (Loss)	25.1	29.9
Net Income	$46.2	$49.0

NII per share	$0.58	$0.53

“Our 3% increase in NAV was driven by gains on realizations, as well as the strong financial performance of our portfolio companies,” said Michael Gross, Chairman and CEO of Solar Capital Ltd. “In the first quarter, we experienced high repayment and moderate origination activity. For the second quarter we expect this trend to reverse. We are pleased with the financial performance of our underlying portfolio companies and are encouraged by our current pipeline of new investments, which offer compelling risk-reward characteristics.”

Portfolio and Investment Activity

During the quarter ended March 31, 2012, we invested approximately $62 million across five existing portfolio companies. We received proceeds of approximately $106 million from principal repayments and approximately $29 million from sales of equity securities during the first quarter of 2012.

As of March 31, 2012, the fair value weighted average yield on income producing investments in our portfolio was approximately 14.3%, compared to 14.2% and 13.9% at December 31, 2011 and March 31, 2011, respectively.

The portfolio was comprised of 41% senior secured loans, 52% subordinated debt and 7% equity, as of March 31, 2012. Performing loans comprised 99.5% of the fair value of the debt portfolio at the end of the first quarter of 2012. There was one asset on non-accrual status with a total market value of approximately $4.4 million.

Results of Operations

Investment income was $36.3 million and $32.3 million for the three months ended March 31, 2012 and 2011, respectively. Investment income was higher for the first quarter of 2012 primarily due to increased interest income on a higher average balance of earning assets and higher income related to loan repayments. Net investment income was $21.1 million or $0.58 per share and $19.2 million or $0.53 per share for the three months ended March 31, 2012 and 2011, respectively. For the quarter, increased investment income was partially offset by higher interest expense, fees and operating expenses.

The net realized and unrealized gain of $25.1 million for the three months ended March 31, 2012 was primarily due to an increase in the fair value of our portfolio due to improved market conditions and realizations above prior period marks.

Conference Call and Webcast

We will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, May 2, 2012. All interested parties may participate in the conference call by dialing 866-825-3209 approximately 5-10 minutes prior to the call; international callers should dial 617-213-8061. Participants should reference Solar Capital Ltd. and the participant passcode of 34105775 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, http://www.solarcapltd.com/. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Capital website.

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Financial Statements and Tables

SOLAR CAPITAL LTD. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except per share amounts)

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Investments at value:
Companies more than 25% owned (cost: $36,058 and $47,910, respectively)	$36,031	$53,454
Companies 5% to 25% owned (cost: $44,698 and $41,819, respectively)	36,540	35,820
Companies less than 5% owned (cost: $1,016,455 and $1,062,844 respectively)	935,944	955,769
Total investments (cost: $1,097,211 and $1,152,573, respectively)	1,008,515	1,045,043

Cash and cash equivalents	10,363	11,787
Interest and dividends receivable	11,542	9,763
Receivable for investments sold	21,099	3,225
Fee revenue receivable	3,948	4,379
Deferred credit facility costs	3,060	3,635
Derivative assets	294	649
Deferred offering costs	575	469
Prepaid expenses and other receivables	411	481
Total Assets	1,059,807	1,079,431

Liabilities
Credit facilities payable	128,643	201,355
Term Loan	35,000	35,000
Payable for investments purchased	29,273	22,443
Dividend payable	21,965	—
Due to Solar Capital Partners LLC:
Investment advisory and management fee payable	5,278	5,277
Performance-based incentive fee payable	5,275	5,203
Interest payable	961	1,063
Derivative liabilities	1,080	-
Due to Solar Capital Management LLC	638	1,069
Income taxes payable	1,035	720
Deferred fee revenue	83	318
Other accrued expenses and payables	442	1,042
Total Liabilities	229,673	273,490

Net Assets
Common stock, par value $0.01 per share 36,608,038 shares issued and outstanding, 200,000,000 authorized	366	366
Paid-in capital in excess of par	928,180	928,180
Underdistributed net investment income	1,379	2,245
Accumulated net realized losses	(9,213)	(18,379)
Net unrealized depreciation	(90,578)	(106,471)
Total Net Assets	$830,134	$805,941

Number of shares outstanding	36,608,038	36,608,038
Net Asset Value Per Share	$22.68	$22.02

SOLAR CAPITAL LTD. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Three months ended March 31, 2012	Three months ended March 31, 2011
	(unaudited)	(unaudited)
INVESTMENT INCOME:
Interest and dividends:
Companies more than 25% owned	$1,082	$695
Other interest and dividend income	35,227	31,599
Total interest and dividends	36,309	32,294
Total investment income	36,309	32,294

EXPENSES:
Investment advisory and management fees	5,278	4,987
Performance-based incentive fee	5,275	4,788
Interest and other credit facility expenses	2,695	2,037
Administrative service fee	696	438
Other general and administrative expenses	1,009	894
Total operating expenses	14,953	13,144
Net investment income before income tax expense	21,356	19,150
Income tax expense	257	—
Net investment income	21,099	19,150

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, DERIVATIVES AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments:
Companies more than 25% owned	11,002	—
Companies less than 5% owned	(725)	2,802
Net realized gain on investments	10,277	2,802
Derivatives	(944)	(4,363)
Foreign currency exchange	618	(72)
Net realized gain (loss) before income taxes	9,951	(1,633)
Income tax expense	785	-
Net realized gain (loss)	9,166	(1,633)

Net change in unrealized gain:
Investments:
Companies more than 25% owned	(5,571)	1,625
Companies 5% to 25% owned	(2,159)	(260)
Companies less than 5% owned	26,564	30,867
Net change in unrealized gain on investments	18,834	32,232
Derivatives	(1,435)	(259)
Foreign currency exchange	(1,506)	(472)
Net change in unrealized gain	15,893	31,501

Net realized and unrealized gain on investments, derivatives and foreign currencies	25,059	29,868

Net Increase in Net Assets Resulting from Operations	$46,158	$49,018

Earnings per share	$1.26	$1.35

CONTACT:
Solar Capital Ltd.
Nick Radesca, 212-993-1660